Exhibit 10.19

CONTINUING EMPLOYMENT
AND SENIOR ADVISOR AGREEMENT

THIS AGREEMENT is made effective November 1, 2011, by and between Don Cronin ("Cronin") and United Insurance Holdings Corporation. ("United").

WHEREAS, Cronin has been valued employee of United and its predecessors for many years and now expresses a desire to retire from full time employment.

WHEREAS, Cronin has acquired during his employment certain knowledge, relationships, skills and abilities that may continue to be useful to United.

WHEREAS, Cronin has advised United of his willingness, ability and desire to provide advisory services to United as an independent contractor following his retirement from full time employment; and

WHEREAS, United is desirous of establishing the terms of Cronin's continued full-time employment and engaging Cronin to provide advisory services to United following his retirement from full-time employment.

NOW THEREFORE, in consideration of the foregoing recitals and the terms, conditions and covenants contained herein, it is hereby agreed as follows:

I.    CONTINUING EMPLOYMENT

A.    United will continue to employ Don Cronin as the Chief Executive Officer of United and
its subsidiaries until the earlier of May 1, 2012 or at such time as United determines, in its sole discretion, that his services as the Chief Executive Officer are no longer needed
(the "Continuing Employment Period"). During the Continuing Employment Period, Don Cronin will be entitled to his current salary and benefits, including the eligibility for discretionary bonuses, if any, paid to senior management in exchange for continuing to perform his customary duties as Chief Executive Officer.

B.    Don Cronin agrees to maintain his primary residence in Sarasota, Florida or the Tampa Bay area until no earlier than January 1, 2012. Thereafter and during the Continuing
Employment Period, Don Cronin may move his primary residence outside the State of
Florida during which time he will remain available as needed to the Company to perform his duties as the Chief Executive Officer. If Don Cronin moves his primary residence outside the State of Florida after January 1, 2012 and during the Continuing Employment Period, United will reimburse Don Cronin for reasonable travel expenses incurred by Cronin in performing duties requested by United.

II.    APPOINTMENT AS SENIOR ADVISOR

A.    At the conclusion of the Continuing Employment Period, United agrees to appoint Cronin as a "Senior Advisor" for the sole purpose of performing services as described herein.

B.    The term of Cronin's position as Senior Advisor shall be for a period of twenty-four (24)
months.

C.    Cronin agrees that he shall be an independent contractor during his term as a Senior
Advisor and shall have no power to act on behalf or bind United.

D.    During his term as Senior Advisor, United agrees to continue to pay Cronin his current salary and benefits, except that Cronin will not be eligible for any bonus paid to senior management. Cronin shall be provided an automobile allowance to be determined by the parties in lieu of reimbursement of automobile-related expenses. During his term as Senior
Advisor, Cronin will be eligible for health benefits and COBRA health coverage as
United's health insurance program and applicable law allow.

E.    In case of Cronin's death during the twenty-four (24) month period as a Senior Advisor, and if Cronin is entitled to continuing compensation as a Senior Advisor under the terms of this Agreement at the time of his death, the payment of Cronin's salary, but not benefits, shall continue to be made to Cronin's surviving heir for the remainder of the twenty- four
(24) month period.

III.     SENIOR ADVISOR DUTIES

A.    Cronin's duties under this agreement as Senior Advisor are to provide, at the request of
United, services consisting of independent advisory and consulting services to United for the purposes of assistance with improving the processes of United's property and casualty insurance business as well as analyzing, and participating in, the expansion of that business.

B.    Cronin shall service with objectivity and complete loyalty as to the interests of United and shall render to United such information, counsel, and service as within the knowledge, understanding, and opinion, in good faith of the Cronin, best serves United's needs and interest.

C.    Services are limited to an advisory capacity only, and represent the opinion(s) and suggestion(s) of Cronin. Notwithstanding the services being provided by Cronin, those services shall not be construed, in any way, as decisions on the part, or on behalf, of United.

D.    United hereby specifically states and agrees that all decisions related to United's business, operations, personnel affairs and any and all of the matters discussed between United and Cronin, are deemed to have been made and shall be made by
United in its sole and absolute discretion.

E.    United acknowledges and agrees that Cronin shall be permitted, during his engagement as Senior Advisor, to engage in other professional and related activities provided such activities are not prohibited under the terms of this Agreement.

IV.    TERMINATION OF AGREEMENT

A.    This agreement shall terminate upon the occurrence of one of the following events:

1.    The termination of the Agreement by Cronin, with or without cause, subject to Cronin providing thirty (30) days advance notice to United of said termination; or
2.    The termination of the Agreement by United for cause (as defined below), subject to United providing thirty (30) days advance notice, and an opportunity to cure within that time period, to Cronin of said termination and the reason therefore; or
3.    The expiration of the twenty-four (24) month term during which Cronin will act as a Senior Advisor.

For purposes of the Agreement, United shall have "Cause" to terminate this
Agreement: (i) if Cronin engages in conduct which has caused, or is reasonably likely to cause, substantial and serious injury to United; (ii) if Cronin is convicted of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction; (iii) use of illegal drugs or addiction to habit forming drugs; (iv) insobriety by Cronin while performing Cronin's duties hereunder;
(v) any act of dishonesty by Cronin to United; (vi) Cronin's willful or reckless misconduct that causes (or reasonably threatens to cause) material injury to United;
or (vii) Cronin's breach of this agreement.

B.    Upon the termination of this Agreement, all compensation to Cronin shall immediately cease and Cronin shall not be entitled to any compensation which would have been paid at a later date.

C.    Upon the termination of this Agreement, the provisions of Article V, VI and VII shall survive said termination.

V.    NON-COMPETITION, NON-SOLICITATION AND NON-DISCLOSURE OF CONFIDENTIAL
INFORMATION

A.    In consideration of United's willingness to enter into this Agreement, which Cronin agrees involves substantial and material compensation, Cronin agrees that during this term of the Continuing Employment Period Cronin shall not provide services, whether for compensation or otherwise, to any other person or entity engage in the business of writing any lines of insurance then or now written by United or its subsidiaries or parents.

B.    In consideration of United's willingness to enter into this Agreement, which Cronin agrees involves substantial and material compensation, it is agreed that if, after termination of the Continuing Employment Period, but during his term as Senior Advisor, Cronin agrees to provide, or provides, services as a full-time employee or officer, or as a director, for any person or entity engaged in the business of writing any lines of insurance then written by
United or any of its subsidiaries or parents, any and all compensation payable to Cronin under Section II. above will immediately cease and Cronin shall not be entitled to receive any compensation in any form which would otherwise be paid or payable under Section II.
after the earlier of agreement to provide or providing the services described above in this
Section V.B.

C.    In consideration of United's willingness to enter into this Agreement, which Cronin agrees involves substantial and material compensation, Cronin agrees that during his term as a
Senior Advisor and for twenty-four (24) months following the termination of this
Agreement, Cronin shall not solicit, either directly or indirectly, any employee, contractor, consultant, insurance agent, or representative of United or its subsidiary entities to leave the employment of, or adversely alter their business relationship with, United or its subsidiary or parent entities for employment, or to do business with, Cronin or any other person or entity which writes any line of insurance written by United or its subsidiaries or parents, or provides services to any such person or entity, at the time of the solicitation.

D.    In consideration of United's willingness to enter into this Agreement, which Cronin agrees involves substantial and material compensation, Cronin agrees that during the term of the
Continuing Employment Period, his term as a Senior Advisor and following the termination of this Agreement, Cronin shall not disclose any Confidential Information as described herein. The term "Confidential Information" means all information or material which pertains to and/or is created for United's or its subsidiary or parent entities' business methods, strategic plans, or operational techniques; United's or its subsidiary or parent entities' agents and customers including but not limited to names, locations, pricing, and commission structures, account volumes, claims experience, renewal dates, terms of service; United's or its subsidiary or parents entities' intellectual property including but not limited to its proprietary computer software, its design and functionality, its inputs and outputs, ideas, techniques, works of authorship, inventions, know how, process, apparatuses, algorithms, software programs, software source documents, databases, applications, engine protocols, routines, models, displays, manuals, and operating procedures, including without limitation the selection coordination and arrangements of the contents hereof, and formulae related to current, future and proposed products and services; trademarks and service marks: United's non-public financial information, employee lists, business contractual relationships or, without limiting the foregoing, any other information which gives competitive business advantage or the opportunity of obtaining such advantage or the disclosure or which could be detrimental to the interests of United or its subsidiary or parent entities.

E.    Cronin agrees that all Confidential Information shall remain the property of United and its subsidiary or parent entities, as the case may be, and that United and its subsidiary and parent entities may use such Confidential Information for any purpose without obligation to Cronin. Nothing contained in this Agreement shall be construed as granting or implying any transfer of rights to Cronin in the Confidential Information, or any patents or other intellectual property protecting or relating to the Confidential Information.

VI.    INDEMNIFICATION

A.    United agrees to indemnify and hold harmless Cronin against any and all costs, losses, liabilities, expenses (including reasonable attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with third party claims against Cronin which result from any act or omission constituting negligence, willful misconduct or breach of fiduciary duty by an officer, director or employee of United in connection with this Agreement.

B.    Cronin agrees to indemnify and hold harmless United, its directors, officers, employees and agents against any and all costs, losses, liabilities, expenses (including reasonable attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with third party claims against United which result from any act or omission constituting gross negligence, willful misconduct, breach of this Agreement or breach of fiduciary duty by Cronin in connection with this Agreement.

VII.    MISCELLANEOUS

A.    Representation of Authority. Each of the parties hereto warrants and represents that it has authority, corporate and otherwise, to enter into this Agreement and perform in accordance with the terms hereof.

B.    Survival of Rights and Obligations. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by United, its successors, and assigns. For purposes of explanation and not of limitation, this Agreement shall be binding upon any and all successors to United whether by sale, merger, change of control or otherwise.

C.    Equitable Relief. Cronin agrees and acknowledges that any breach of this Agreement would cause United irreparable harm for which monetary damages would be inadequate.
Accordingly, United will be entitled to seek injunctive or other equitable relief to remedy any threatened or actual breach of this Agreement by Cronin, as well as monetary damages equal to the sum of all payments made hereunder.

D.    Notices. All notices under this Agreement shall be in writing and shall be deemed duly given when delivered, if personally delivered, or three (3) days after the date mailed if sent by registered or certified mail, return receipt requested and postage prepaid, and addressed to the parties at the following addresses:

If to United to:	If to Cronin to:
United Insurance Holdings Corp.
Attn: Chairman of the Board of Directors
360 Central Avenue, Suite 900
St. Petersburg, FL 33701

unless a party receives written notice of any change.

E.    Assignment. Neither United nor Cronin may assign or transfer this Agreement or any rights or benefits under this Agreement to any person or entity without the prior written approval of the other party.

F.    Cumulative Rights. The rights and remedies provided in this Agreement are cumulative and not exclusive and are in addition to any other rights and remedies the parties may have at law or otherwise.
G.    Waiver. Neither party's waiver of the other's breach of any term, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition in this Agreement.
H.    Headings. The headings in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any article or section of this Agreement.
I.    Continuing Enforcement; Survival. The covenants contained in or liabilities accrued under this Agreement which, by their terms, require their performance after the expiration or termination of this Agreement shall be enforceable notwithstanding the expiration or termination of this Agreement.
J.    Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The parties agree that this Agreement was entered into and intended to be performed in Pinellas County, Florida. The parties further agree that any legal action arising out of this Agreement shall its venue in the state or federal courts located in Hillsborough County, Tampa, Florida. The prevailing party in any litigation or other action arising out of or relating to this Agreement shall be entitled to recover its attorney's fees and costs from the non-prevailing party.
K.    Severability. If any provision of this Agreement shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected, and every provision of this Agreement shall remain in full force and effect and enforceable to the fullest extent permitted by law.
L.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
M.    Integrated Agreement; Amendments. This Agreement, and the materials incorporated herein by reference, constitutes the entire agreement between the parties as to the subject matter contained herein. There are no promises or other agreements, oral or written, express or implied, between the parties as to the subject matter of this Agreement other than as set forth herein. No change or modification of, or waiver under, this Agreement shall be valid unless it is in the writing and signed by duly authorized representatives of
United and Cronin.

IN CONSIDERATION of the continuing employment of Cronin by United as described herein, as well as the benefits and opportunities gained by the parties under this Agreement, the parties have executed this
Agreement effective as of the date first written above.

United Insurance Holdings Corporation:	Donald J. Cronin
Signed: /s/ Greg C. Branch	Signed: /s/ Donald J. Cronin
Print Name: Greg C. Branch	Print Name: Donald J. Cronin
Title: Chairman	Title: CEO
Date: 11/14/11	Date: 11/14/11